Subsidiaries of The Source Information Management Company

Subsidiary                                        Incorporated In
----------                                        ----------------

K-Sub, Incorporated                               Missouri
L-Sub, Incorporated                               Missouri
Magazine Marketing, Incorporated                  Ohio
Readers Choice, Incorporated                      Ohio
Mike Kessler & Associates, Incorporated           New Jersey
The Source-Canada Corporation                     Ontario, Canada